UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 25, 2020

GOLDEN MATRIX GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54840	46-1814729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3651 Lindell Road, Suite D131, Las Vegas, NV	89103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (702) 318-7548

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	GMGI	OTCMKTS

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

Golden Matrix Group, Inc. (the "Company") reported in its Form 8-K dated April 28, 2020, that it had filed an Issuer Company-Related Action Notification Form with FINRA on April 27, 2020, under FINRA Rule 6490, for processing a 1-for-150 reverse stock split of its authorized and issued and outstanding common stock. On June 24, 2020, we received notice from FINRA/OTC Corporate Actions that the reverse stock split described above will take effect at the open of business on Friday June 26, 2020. A "D" will be placed on the Golden Matrix Group ticker symbol, GMGI, for 20 business days to alert the public of the split. The trading symbol for the Company's common stock will remain "GMGI." The new CUSIP number for the Company's common stock following the reverse stock split will be 381098 300.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golden Matrix Group, Inc.

Date: June 25, 2020	By:	/s/ Anthony Goodman
Anthony Goodman
Chief Executive Officer

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